Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

H. J. HEINZ COMPANY

Effective as of June 7, 2013

ARTICLE I: OFFICES

Section 1.1. The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office which may, but need not, be the same as its place of business. The principal place of business of the Corporation shall be at such place as the Board of Directors may from time to time determine. The Corporation may have other places of business as the Board of Directors may from time to time determine.

ARTICLE II: SHARES OF CAPITAL STOCK

Section 2.1. Share Certificates. Certificates for shares of the Corporation shall be in such form as approved by the Board of Directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, the number and class of shares and the designation of the series (if any) that the certificate represents.

Section 2.2. Issuance. The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. The shares of the Corporation shall be represented by share certificates that shall be executed by facsimile, engraved or printed, or otherwise, by or on behalf of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. Every shareholder shall be entitled to a share certificate representing the shares owned by such shareholder, but a share certificate shall not be issued to any subscriber for shares until the terms of any subscription agreement entered into by such subscriber for such shares has been fully performed.

Section 2.3. Transfer of Shares. Shares of the Corporation shall be transferable only on the books of the Corporation by the person in whose name such shares are registered, or by his or her duly authorized attorney or representative lawfully constituted in writing, upon surrender of the certificate therefor, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of transfer, and upon the payment of all taxes due thereon. The Board of Directors may make such rules and regulations as it may deem expedient or necessary concerning the issue, transfer and registration of share certificates of the Corporation and the shares represented thereby.

Section 2.4. Lost, Destroyed and Mutilated Certificates. In case of loss or destruction of a share certificate, the holder thereof may obtain a new certificate from the Corporation upon satisfactory proof of such loss or destruction and after deposit of a bond of indemnity in such form and amount and with such surety or sureties as the Board of Directors may determine, unless waived in whole or in part by the Board of Directors. Such determination may be made by standing resolution of the Board of Directors. In case of mutilation of a share certificate, the holder thereof may obtain a new certificate from the Corporation upon surrender of the mutilated certificate.

Section 2.5. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares in the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

ARTICLE III: MEETINGS OF SHAREHOLDERS

Section 3.1. Annual Meetings of Shareholders. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of general business shall be held at the principal place of business of the Corporation, or at such other place as shall be determined by resolution of the Board of Directors. The annual meeting shall be held on such date and at such time as shall be determined by resolution of the Board of Directors. If the annual meeting is not called and held within six (6) months after the designated time, any shareholder may call such meeting at any time thereafter.

Section 3.2. Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the President, the Board of Directors or shareholders entitled to cast at least twenty percent (20%) of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have called a special meeting, which request shall specify the general nature of the business to be transacted, the Secretary shall fix the time of the meeting, which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 3.3. Quorum. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting of shareholders cannot be organized because a quorum has not attended, those present may adjourn the meeting as they shall determine, subject to the limitations set forth below. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meeting, although less than a quorum, nevertheless shall constitute a quorum for the purpose of electing directors. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum shall nevertheless constitute a quorum for the purposes of acting upon any matter set forth in the notice of the meeting, if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 3.4. Voting Rights of Shareholders. A shareholder of record shall be entitled to cast one vote for every share in his or her name on the books of the Corporation.

Section 3.5. Adjournments. Adjournments of any regular or special meeting of shareholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as a majority of the shareholders present and entitled to vote shall direct, until such directors have been elected.

Section 3.6. Notice of Meetings of Shareholders. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the Board of Directors, or the President, Vice President, Secretary or Assistant Secretary, or other authorized person to each shareholder of record entitled to vote at the meeting at least five (5) days prior to the date of the meeting, unless a greater period of notice is required by law in a particular case. In the case of a special meeting of shareholders, the notice shall specify the general purpose of the business to be transacted, and no business shall be transacted other than that stated in the call except with the consent of all shareholders of the corporation entitled to vote at such meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 3.7. Voting Lists. The officer having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 3.8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for him or her by proxy. Every proxy shall be executed in writing by the shareholder, or by his or her duly authorized attorney-in-fact, and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

Section 3.9. Participation in Meetings by Conference Telephone. One or more persons may participate in a meeting of the incorporators, the Board of Directors or the shareholders of the Corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such manner shall constitute presence in person at the meeting.

Section 3.10. Unanimous Written Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the shareholders, or of a class of shareholders, of the Corporation may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

Section 3.11. Partial Written Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. The action shall not become effective until after at least ten (10) days’ written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

Section 3.12. Determination of Shareholders of Record. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution or the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect. Only shareholders of record on the date fixed shall be so entitled, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting. If the Board of Directors does not fix a record date, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of a shareholders’ meeting shall not be entitled to notice of, or to vote at, such meeting.

Section 3.13. Conduct of Meeting. At every meeting of the shareholders, one of the following officers present, in the order stated (the President, the Vice Presidents in their order of rank and seniority), or a person chosen by vote of the shareholders present, shall act as Chairman of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or, in the absence of both the Secretary and the Assistant Secretary, a person appointed by the Chairman of the meeting, shall act as Secretary.

Section 3.14. Judges of Election.

(a) Appointment. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

(b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) Report. On request of the presiding officer of the meeting, or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

ARTICLE IV: DIRECTORS

Section 4.1. Power of Directors and Qualifications. Unless otherwise provided by statute, all powers vested by law in the Corporation shall be exercised or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, who shall be natural persons of full age, who need not be residents of the Commonwealth of Pennsylvania and who need not be shareholders of the Corporation.

Section 4.2. Number of Directors. The Board of Directors shall consist of one or more members. The number of directors constituting the Board of Directors shall be determined from time to time by standing resolution of the Board of Directors. A majority of the directors in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.3. Term of Office. Except as otherwise provided in these Bylaws, the directors shall be elected annually by the shareholders of the Corporation at the annual meeting of shareholders. In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and made before the voting begins. Each director shall hold office for a term of one year and until his or her successors shall have been duly selected and shall have qualified, or until his or her earlier death, resignation or removal.

Section 4.4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect as of the date of receipt of such notice by the Corporation, or at such subsequent time as shall be specified in the notice of resignation. Unless the notice specifies otherwise, acceptance of the resignation by the Board of Directors shall not be necessary to make it effective.

Section 4.5. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director until his or her successor is elected by the shareholders to serve the balance of the unexpired term, or at any special meeting duly called for that purpose and held prior thereto. When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by majority vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.6. Removal of Directors. Any or all of the directors, or a class of directors, may be removed from office without assigning any cause by the vote of the majority of the shareholders, or of the holders of a class or series of shares, entitled to elect directors, or a class of directors. In the event that the Board, or a class of directors, or any directors are so removed, new directors may be elected at the same meeting. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind, or has been convicted of an offense punishable by imprisonment for a term of more than one year, or if within sixty (60) days after notice of his or her selection, such director does not accept such office either in writing or by attending a meeting of the Board of Directors.

Section 4.7. Committees. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors of the Corporation. To the extent provided in the resolution establishing such committee, such committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee shall not have any power or authority as to the following: (a) the submission to shareholders of any action requiring approval of shareholders under the Pennsylvania Business Corporation Law of 1988; (b) the creation or filling of vacancies in the Board of Directors; (c) the adoption, amendment or repeal of these Bylaws; (d) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board; and (e) action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board.

The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

The term “Board of Directors” or “Board”, when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board.

Section 4.8. Interested Directors or Officers. A contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign for-profit or not-for-profit corporation, partnership, joint venture, trust, or other enterprise in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose.

ARTICLE V: DIRECTORS’ MEETINGS

Section 5.1. Place of Meetings. Meetings of the Board of Directors may be held at such place, within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 5.2. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet without prior notice at the place where such election of directors was held, or at any other place and time designated in a notice given as provided in Section 5.4 of these Bylaws, for the purposes of electing officers and transacting other business.

Section 5.3. Regular Meetings. Regular meetings of the Board of Directors, if any, shall be held at such place and time as shall be designated from time to time by standing resolution of the Board of Directors. If the date fixed for any such regular meeting shall be a legal holiday under the laws of the state where such meeting is to be held, then the same shall be held on the next succeeding business day or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Notice of regular meetings need not be given unless the same is held at other than the time or place for holding such meetings fixed in the standing resolution, in which event twenty-four hours notice shall be given of the time and place of such meeting as set forth in Section 5.4 below.

Section 5.4. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the President, or by one or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting. Notice of any special meeting shall be sent to each director by first class or express mail, postage prepaid, by courier service, or by facsimile at least twenty-four (24) hours prior to the time of such meeting. The notice shall state the time and place of the special meeting.

Section 5.5. Quorum. A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 5.6. Participation in Meetings. One or more persons may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such manner shall constitute presence in person at the meeting.

Section 5.7. Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office, or all the committee members then appointed, is filed with the Secretary of the Corporation.

Section 5.8. Notice of Adjourned Meetings. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

ARTICLE VI: OFFICERS AND AGENTS

Section 6.1. Officers to be Elected by the Board. At the first meeting of the Board of Directors after the election of directors in each year and, if required, at such other regular or special meetings of the Board of Directors, the Board of Directors shall elect a President, a Secretary and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed, and may have such other officers and assistant officers as the Board may authorize from time to time. Any number of offices may be held by the same person. The Board may also elect a Chairman of the Board of Directors who may or may not be designated by the Board of Directors as an officer of the Corporation.

Section 6.2. Term, Qualifications and Duties of Officers. The President and the Secretary shall be natural persons of full age. The Treasurer may be a corporation, but, if a natural person, shall also be of full age. The Chairman of the Board of Directors, if any, shall be elected from the membership of the Board of Directors, but other officers need not be members of the Board of Directors. All officers of the Corporation shall hold office for a term of one year and until their successors have been duly selected and have been qualified, or until an officer’s earlier death, resignation or removal; provided, however, that any officer may be removed at any time, without assigning any cause, by action of the Board of Directors.

Section 6.3. Resignation, Absence of Disability of Officers.

(a) Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt by the Corporation or at such subsequent time as may be specified in the notice of resignation.

(b) In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director or to any other person whom it may select.

Section 6.4. Authority of Officers. Unless otherwise provided in these Bylaws, all officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to these Bylaws or, in the absence of controlling provisions in the Bylaws, as may be determined by or pursuant to resolutions or orders of the Board of Directors.

(a) The president shall be the chief executive officer of the corporation, and subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these bylaws.

(b) The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the president or these bylaws may, from time to time, prescribe.

(c) The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or bylaw, and shall have such powers and perform such duties as the Board of Directors, the president or these bylaws may, from time to time, prescribe. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the president, or secretary may, from time to time, prescribe.

(d) The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the president and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; and shall have such powers and perform such duties as the Board of Directors, the president or these bylaws may, from time to time, prescribe. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, the president or treasurer may, from time to time, prescribe.

(e) Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may, from time to time, be prescribed by resolution of the Board of Directors.

Section 6.5. Instruments and Evidences of Indebtedness. Any note, mortgage, evidence of indebtedness, contract, or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, partnership, association, or corporation, when signed by one or more officers having actual or apparent authority to sign it, or by the President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

ARTICLE VII: LIMITATION OF LIABILITY; INDEMNIFICATION

Section 7.1. Limitation of Personal Liability of Directors.

(a) To the fullest extent permitted by the laws of the Commonwealth of Pennsylvania, as they may be amended from time to time, with respect to the elimination or limitation of the personal liability of directors, a director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director of the Corporation unless:

(1) the director’s performance or non-performance of the duties of the office of director, including any committee of the Board on which the director may serve, is not in accordance with the standard of conduct set forth in the Pennsylvania Business Corporation Law of 1988, and any amendments or successor acts thereto; and

(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(b) The foregoing provisions of this Section 7.1 shall not apply to:

(1) the responsibility or liability of a director pursuant to any criminal statute; or

(2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

Section 7.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by the laws of the Commonwealth of Pennsylvania, as they may be amended from time to time, the Corporation shall indemnify and hold harmless each “representative” of the Corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) against all expense, liability or loss (including without limitation fees of attorneys selected by such representative, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such representative who was or is a party, or is threatened to be made a party, to, or is otherwise involved in, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative (hereinafter referred to as a “Proceeding”). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(b) For purposes of this Article, a “representative” shall mean each director, officer or employee of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or trustee of, or in any other capacity for, another domestic or foreign for profit or not-for-profit corporation, partnership, joint venture, trust, benefit plan, or other enterprise.

(c) Any indemnification hereunder shall be automatic and shall not require a determination that indemnification of the representative is proper in the circumstances.

(d) Expenses incurred in defending any Proceeding (whether the Proceeding arises or arose by or in the right of the Corporation) by any representative of the Corporation entitled to indemnification pursuant to this Section 7.2 shall be paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues to so require, the payment of such expenses incurred by the representative in advance of the final disposition shall be made only upon receipt of an undertaking by or on behalf of the representative to repay the amount so advanced if it shall ultimately be determined that the representative is not entitled to be indemnified under this Section or otherwise.

(e) It is acknowledged and agreed that the Corporation shall be primarily liable for indemnification and expense advancement obligations to each representative (notwithstanding any other right to indemnification or advancement of expenses that such representative may have).

Section 7.3. Insurance of Indemnification Liability; Non-exclusivity.

(a) The Corporation may create a fund of any nature, which may be, but need not be, under the control of a trustee, or otherwise secure or insure in any manner the Corporation’s indemnification obligations, whether arising under this Article VII or otherwise.

(b) The Corporation may enter into agreements with any representative of the Corporation which may grant rights to such person or create obligations of the Corporation in furtherance of, different from, or in addition to those provided in this Article VII, without shareholder approval of any such agreement.

(c) The indemnification and advancement of expenses provided pursuant to this Article VII shall continue as to any person who has ceased to be a representative of the Corporation, shall inure to the benefit of the heirs, executors and administrators of such person, and shall not be exclusive of any other rights to which any such person may otherwise be entitled under any other article or bylaw, agreement, vote of shareholders or directors, or otherwise.

(d) The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Corporation’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or directors, or otherwise.

Section 7.4. Amendment. The provisions of this Article relating to the limitation of directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a director of the Corporation, or limit the rights of an indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

Section 7.5. Changes in Pennsylvania Law. References in this Article to Pennsylvania law or to any provision thereof shall be to such law (including without limitation the Directors’ Liability Act) as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII: CORPORATE RECORDS

Section 8.1. Records. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors, and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the Corporation in the Commonwealth of Pennsylvania or at the Corporation’s principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

Section 8.2. Access to Records. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors, and make copies of extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

Section 8.3. Financial Statements. No financial statements need be furnished to the shareholders of the Corporation. If annual financial statements are furnished to shareholders, such annual financial statements must include at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. Such financial statements shall be prepared on the basis of generally accepted accounting principles, if the corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries. The financial statements shall be mailed by the Corporation to each of its shareholders entitled thereto within one hundred twenty (120) days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the corporation:

1. Stating his or her reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation.

2. Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

ARTICLE IX: NOTICES

Section 9.1. General. Whenever written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by courier service, charges prepaid, or by facsimile to that person’s facsimile number appearing on the books of the Corporation, or in the case of directors, supplied by that person to the Corporation for the purpose of notice. Except where these Bylaws otherwise require notice to be effective upon receipt, if a notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, or deposited with a courier service for delivery to such person or, in the case of facsimile, when dispatched.

Section 9.2. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments that do not enlarge its original purpose.

Section 9.3. Written Waiver of Notice. A written waiver of a written notice, signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting; provided, however, that in the case of a special meeting of shareholders the waiver of notice shall specify the general nature of the business to be transacted.

Section 9.4. Waiver of Notice by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE X: FISCAL YEAR

Section 10.1. The fiscal year of the Corporation shall end on the Sunday nearest to April 30 each year and begin on the following day.

ARTICLE XI: MISCELLANEOUS

Section 11.1. Corporate Seal. The Corporation may, but need not, have a corporate seal in the form as may be approved by the Board of Directors.

Section 11.02. Checks. All checks, notes, bills of exchange, or other orders in writing shall be signed by such person or persons as the Board of Directors or any person authorized by resolution of the Board of Directors may from time to time designate.

Section 11.03. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by one or more officers or employees the Board of Directors shall from time to time determine.

Section 11.04. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Pennsylvania Business Corporation Law, that certain Shareholders’ Agreement, dated as of June 7, 2013, by and among H.J. Heinz Holding Corporation, 3G Special Situations Fund III, L.P. and Berkshire Hathaway Inc. or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE XII: AMENDMENTS

Section 12.1. These Bylaws may be amended, repealed, or otherwise altered at any regular or special meeting of the shareholders at which a quorum is present, duly convened after written notice to shareholders of that purpose, by a majority vote of shareholders entitled to vote at such meeting. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby. These Bylaws may be amended, repealed or otherwise altered at any regular or special meeting of the Board of Directors at which a quorum is present, duly convened after notice to the directors, by a majority vote of the members attending, subject always to the power of the shareholders to change such action. Notwithstanding the above, the Board of Directors shall not have the authority to adopt or change a bylaw relating to any of the following subjects which the Pennsylvania Business Corporation Law of 1988 commits expressly to the shareholders: Section 1504—relating to the authorization of shares; Section 1721—relating to the duties and standard of care of the Board of Directors; Section 1726—relating to the removal of directors; Section 1729—relating to the voting rights of directors; Section 1756—relating to quorum; and Section 1765—relating to judges of election.